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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


         As independent public accountants, we hereby consent to the incorporation by reference of our report included in this Form 11-K, relating to the statements of net assets available for benefits of The Houston Exploration Company 401(k) Plan & Trust as of December 31, 2000 and 1999 and the related statement of changes in net assets available for benefits for the year ended December 31, 2000 and the supplemental schedule of assets held at end of year as of December 31, 2000 into the Company's previously filed Registration Statements on: (i) Form S-3, file number 333-78843 dated May 25, 1999; (ii) Form S-8, file number 333-36977 dated October 1, 1997; (iii) Form S-8, file number 333-47370 dated October 5, 2000; and (iv) Form S-8, file number 333-75264 dated December 17, 2001.


                                                  /s/ Arthur Andersen LLP
                                                  ------------------------------


New York, New York
April 4, 2002

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